SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 22, 2000




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS

A. On August 22, 2000, CPI Corp. issued the following press release:

    CPI CORP. ANNOUNCES SECOND QUARTER RESULTS

    - Earnings up sharply in spite of soft sales
    - Diluted EPS from continuing operations 25 cents vs. 3 cents loss last year

    ST. LOUIS, MO., August 22, 2000--CPI Corp. (NYSE--CPY) today reported 2000 second quarter net earnings from continuing operations were $2.0 million, up from the $321,000 net loss from continuing operations reported in the comparable 1999 period. Sales were $60.8 million, up from $58.5 million for 1999. Operating earnings for Portrait Studios increased to $7.3 million in 2000 from $1.7 million in 1999.

    For the first half of 2000 and 1999, net earnings from continuing operations were $4.2 million and $385,000 respectively, sales were $127.7 million and $123.6 million respectively, and operating earnings for Portrait Studios were $14.5 million and $4.7 million respectively.

    Diluted earnings per share ("EPS") from continuing operations for the second quarter and first half of 2000 were $0.25 and $0.50 respectively, an increase from the 1999 second quarter EPS loss of $0.03 and first half EPS profit of $0.04. The EPS reflects the repurchase of 299,300 shares and 1,029,700 shares of common stock in the second quarter and first half of 2000, respectively.

    The net earnings for the second quarter and first half of 2000 were up to $1.4 million and $3.6 million, respectively, from 1999 net losses of $960,000 and $886,000 respectively. Accordingly, the net earnings per share on a diluted basis was $0.18 and $0.43 for the second quarter and first half of 2000 respectively, up from a 1999 EPS loss of $0.10 and $0.09, respectively.

    Alyn V. Essman, Chairman and Chief Executive Officer, said, "The second quarter results were a confirmation of our return to steady profitability. Although studio sales were softer than the first quarter, the volume levels were similar to last year. After the favorable impact of deferred revenues from the Smile Savers program, revenues showed a 4.0% increase from last year. Earnings gains were achieved even with the relatively soft sales performance, reflecting the tight operating cost controls being executed this year."

    Continuing, Essman said, "We are pleased to report that first half photography segment earnings at $14.5 million (11.4% of sales) are higher than any year since 1992, when earnings were $16.1 million (15.3% of sales). Corporate expenses are under control and we see no reason for change as the year progresses. If sales continue at levels approximately equal to last year, we expect to reach our goal of operating earnings from the photography segment comparable to those experienced in 1998. Increasing sales would improve that expectation."

    Finally, Essman said, "Although we are disappointed with the failure of the sale of our Wall Decor business to Huron Capital, we continue to seek a buyer for while we encourage Wall Decor management to concentrate on achieving the best possible performance during the coming fall season."

    The statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Sears Portrait Studios, future cash requirements and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its form 10-K for the year ended February 5, 2000.

    CPI Corp. is a consumer services company with $319.1 million in fiscal 1999 sales from continuing operations, operating
    1,026 Sears Portrait Studios in the United States, Puerto
    Rico and Canada.

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS
ENDED JULY 22, 2000 AND JULY 24, 1999 (in thousands of dollars except per share amounts) (Unaudited)
                                              12 Weeks Ended
                                          ----------------------
                                           07/22/00    07/24/99
                                          ----------  ----------
Net Sales: Portrait studios               $  60,845   $  58,482
                                          ==========  ==========
Operating earnings: Portrait studios      $   7,348   $   1,726
General corporate expense                     3,662       2,964
                                          ----------  ----------
Income (loss) from operations                 3,686      (1,238)
Net interest expense                            706         417
Other expense                                    51           -
Other income                                    164       1,161
                                          ----------  ----------
Earnings (loss) from continuing operations
  before income taxes                         3,093        (494)
Income tax expense (benefit)                  1,082        (173)
                                          ----------  ----------
Net earnings (loss) from continuing
  operations                                  2,011        (321)
Earnings (loss) from discontinued
  operations net of income tax benefits        (583)       (639)
Loss on disposal net of income tax
  benefits of $3,548                              -           -
                                          ----------  ----------
Net earnings (loss) from discontinued
  operations                                   (583)       (639)
                                          ----------  ----------
Net earnings (loss)                       $   1,428   $    (960)
                                          ==========  ==========
Earnings (loss) per common share-diluted:
    From continuing operations            $    0.25   $   (0.03)
    From discontinued operations              (0.07)      (0.07)
                                          ----------  ----------
     Net earnings (loss)-diluted          $    0.18   $   (0.10)
                                          ==========  ==========
Earnings (loss) per common share-basic:
    From continuing operations            $    0.25   $   (0.03)
    From discontinued operations              (0.07)      (0.07)
                                          ----------  ----------
     Net earnings (loss)-basic            $    0.18   $   (0.10)
                                          ==========  ==========
Weighted average number of common and
  common equivalent shares outstanding:
    Diluted                                   8,176       9,917
    Basic                                     7,961       9,917

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE TWENTY-FOUR
WEEKS ENDED JULY 22, 2000 AND JULY 24, 1999 (in thousands of dollars except per share amounts) (Unaudited)
                                              24 Weeks Ended
                                          ----------------------
                                           07/22/00    07/24/99
                                          ----------  ----------
Net Sales: Portrait studios               $ 127,746   $ 123,556
                                          ==========  ==========
Operating earnings: Portrait studios      $  14,528   $   4,677
General corporate expense                     6,808       5,714
                                          ----------  ----------
Income (loss) from operations                 7,720      (1,037)
Net interest expense                          1,314         713
Other expense                                   151           -
Other income                                    192       2,342
                                          ----------  ----------
Earnings (loss) from continuing operations
  before income taxes                         6,447         592
Income tax expense (benefit)                  2,256         207
                                          ----------  ----------
Net earnings (loss) from continuing
  operations                                  4,191         385
Earnings (loss) from discontinued
  operations net of income tax benefits        (583)     (1,271)
Loss on disposal net of income tax
  benefits of $3,548                              -           -
                                          ----------  ----------
Net earnings (loss) from discontinued
  operations                                   (583)     (1,271)
                                          ----------  ----------
Net earnings (loss)                       $   3,608   $    (886)
                                          ==========  ==========
Earnings (loss) per common share-diluted:
    From continuing operations            $    0.50   $    0.04
    From discontinued operations              (0.07)      (0.13)
                                          ----------  ----------
     Net earnings (loss)-diluted          $    0.43   $   (0.09)
                                          ==========  ==========
Earnings (loss) per common share-basic:
    From continuing operations            $    0.52   $    0.04
    From discontinued operations              (0.07)      (0.13)
                                          ----------  ----------
     Net earnings (loss)-basic            $    0.45   $   (0.09)
                                          ==========  ==========
Weighted average number of common and
  common equivalent shares outstanding:
    Diluted                                   8,323       9,908
    Basic                                     8,097       9,908

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO
WEEKS ENDED JULY 22, 2000 AND JULY 24, 1999 (in thousands of dollars except per share amounts) (Unaudited)
                                              52 Weeks Ended
                                          ----------------------
                                           07/22/00    07/24/99
                                          ----------  ----------
Net Sales: Portrait studios               $ 323,325   $ 330,628
                                          ==========  ==========
Operating earnings: Portrait studios      $  31,095   $  42,431
General corporate expense                    15,603      16,456
                                          ----------  ----------
Income (loss) from operations                15,492      25,975
Net interest expense                          2,294       1,133
Other expense                                 3,651           -
Other income                                  1,227       5,190
                                          ----------  ----------
Earnings (loss) from continuing operations
  before income taxes                        10,774      30,032
Income tax expense (benefit)                  3,771      10,511
                                          ----------  ----------
Net earnings (loss) from continuing
  operations                                  7,003      19,521
Earnings (loss) from discontinued
  operations net of income tax benefits         848         655
Loss on disposal net of income tax
  benefits of $3,548                         (6,589)          -
                                          ----------  ----------
Net earnings (loss) from discontinued
  operations                                 (5,741)        655
                                          ----------  ----------
Net earnings (loss)                       $   1,262   $  20,176
                                          ==========  ==========
Earnings (loss) per common share-diluted:
    From continuing operations            $    0.77   $    1.91
    From discontinued operations              (0.63)       0.07
                                          ----------  ----------
     Net earnings (loss)-diluted          $    0.14   $    1.98
                                          ==========  ==========
Earnings (loss) per common share-basic:
    From continuing operations            $    0.79   $    1.97
    From discontinued operations              (0.65)       0.07
                                          ----------  ----------
     Net earnings (loss)-basic            $    0.14   $    2.04
                                          ==========  ==========
Weighted average number of common and
  common equivalent shares outstanding:
    Diluted                                   9,116      10,208
    Basic                                     8,834       9,909

CPI CORP.
CONDENSED BALANCE SHEETS - FOR JULY 22, 2000 AND
JULY 24, 1999 (in thousands - unaudited)


                                       07/22/00     07/24/99
                                      ---------    ---------
Assets

  Current assets:
   Cash and cash equivalents          $  24,451    $  68,500
   Other current assets                  32,771       44,510
  Net property and equipment             80,531      108,644
  Net assets of discontinued
   operations                            23,627            -
  Other assets                            8,334        9,771
                                      ---------    ---------
    Total assets                      $ 169,714    $ 231,425
                                      =========    =========


Liabilities and stockholders' equity

  Current liabilities                 $  46,023    $  37,994
  Long-term obligations                  51,097       59,599
  Other liabilities                      13,757       20,015
  Stockholders' equity                   58,837      113,817
                                      ---------    ---------
    Total liabilities and
      stockholders' equity            $ 169,714    $ 231,425
                                      =========    =========


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            /s/   Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  August 23, 2000

























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